UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 21, 2018

Winnebago Industries, Inc.
(Exact Name of Registrant as Specified in its Charter)

Iowa	001-06403	42-0802678
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 152, Forest City, Iowa		50436
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code   641-585-3535

______________________________________________________________________
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 21, 2018, Winnebago Industries, Inc., Winnebago of Indiana, LLC and Grand Design RV, LLC (collectively, the “Borrowers”) entered into an amendment (the “Credit Amendment”) to the Credit Agreement dated November 8, 2016 by and among the Borrowers, the other loan parties party thereto, the Lenders party thereto, and JPMorgan Chase Bank, N.A. as Administrative Agent.

The Credit Amendment increases the commitment under the asset-based lending facility by $40.0 million.  After giving effect to the Credit Amendment, the revolving commitment under the credit facility is $165.0 million.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description in Item 1.01 of this Current Report on Form 8-K is incorporated in its entirety into this Item 2.03 by this reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On September 24, 2018, Winnebago Industries, Inc. (the "Company" or "registrant") announced that current Board of Directors (the "Board") member Marti Rodamaker has decided that she will not seek re-election at the 2018 annual shareholders meeting.

(d) On September 24, 2018, the Company announced the appointment of Maria Blase to its Board effective September 24, 2018. Ms. Blase is President of the Fluid Management, Material Handling and Power Tools business of Ingersoll Rand, a world leader in creating comfortable, sustainable, and efficient environments. Ms. Blase has 25 years of experience with diverse industries including transport, buildings, services, manufacturing, pharmaceuticals and mining.

Ms. Blase will sit on the Audit and the Nominating and Governance Committees.

Ms. Blase will be compensated in accordance with the registrant’s standard compensation policies and practices for the Board, the components of which were disclosed in the registrant’s Proxy Statement for its 2017 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on October 24, 2017 and amended on October 31, 2017, in the section titled “Director Compensation”.

There are no transactions or relationships between the registrant and Ms. Blase that are reportable under Item 404(a) of Regulation S-K.

Ms. Blase is expected to stand for election to the Board at the 2018 annual shareholders meeting.

Item 7.01	Regulation FD Disclosure.

On September 24, 2018, the Company issued a news release announcing the appointment of Ms. Blase to the Board and the upcoming retirement of Ms. Rodamaker from the Board as described above under Item 5.02. A copy of the news release is furnished as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	News Release Issued by Winnebago Industries, Inc. dated September 24, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINNEBAGO INDUSTRIES, INC.

Date:	September 24, 2018	By:	/s/ Stacy Bogart
		Name:	Stacy Bogart
		Title:	Vice President, General Counsel and Corporate Secretary